Exhibit 10.2

February 6, 2008

Alpharma Inc.
Alpharma Operating Corporation
Alpharma U.S. Inc.
Barre Parent Corporation
Alpharma Euro Holdings Inc.
Alpharma (Bermuda) Inc.
Alpharma USHP Inc.
Alpharma Animal Health Company
Mikjan Corporation
Alpharma Holdings Inc.
Alpharma Specialty Pharma Inc.
Purepac Pharmaceutical Holdings, Inc.
Alpharma Pharmaceuticals LLC
Barre Parent Corporation
440 Route 22 East
Bridgewater, New Jersey 08807

Re:           Consent to Disposition of API Division

Ladies and Gentlemen:

      Reference is made to that certain Amended and Restated Loan and Security Agreement dated March 10, 2006 (as at any time amended, the "Loan Agreement"), among Alpharma Inc., a Delaware corporation ("Alpharma"), Alpharma Operating Corporation, a Delaware corporation, Alpharma U.S. Inc., a Delaware corporation, Barre Parent Corporation, a Delaware corporation, Alpharma Euro Holdings Inc., a Delaware corporation, Alpharma (Bermuda) Inc., a Delaware corporation, Alpharma USHP Inc., a Delaware corporation, Alpharma Animal Health Company, a Texas corporation, Mikjan Corporation, an Arkansas corporation, Alpharma Holdings Inc., a Delaware corporation, Alpharma Specialty Pharma Inc., a Delaware corporation f/k/a Alpharma Pharmaceuticals Inc., Purepac Pharmaceutical Holdings, Inc., a Delaware corporation, and Alpharma Pharmaceuticals LLC, a Delaware limited liability company f/k/a Alpharma Branded Products Division Inc. (collectively, "Borrowers" and individually, a "Borrower"), the various financial institutions party thereto from time to time (collectively, "Lenders") and Bank of America, N.A., a national banking association, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, "Agent").  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

     Borrowers have informed Agent and Lenders that certain Subsidiaries that are not Borrowers intend to dispose of all of the capital stock and other Equity Interests they own in certain entities, which are not Borrowers, associated with Alpharma's active pharmaceuticals business (the "API Stock Disposition") and, in connection therewith, Alpharma intends to dispose of certain assets relating to its active pharmaceutical ingredients business located in the United States (the "API Asset

Alpharma Inc., et al.
February 6, 2008

__________________

Disposition" and, collectively with the API Stock Disposition, the "API Disposition"), which assets are more particularly described on Exhibit A attached hereto (the "API Assets").  For illustrative purposes, a list of the Accounts and Inventory of Alpharma, which would constitute "API Assets" as of December 31, 2007, is attached hereto and incorporated herein as Exhibit B.

      The API Asset Disposition does not constitute a Permitted Asset Disposition under the Loan Agreement.  Borrowers have requested that Agent and Lenders consent to the API Asset Disposition and agree to release their Liens on the API Assets in connection therewith.  Agent and Lenders are willing to do so, on the terms and subject to the conditions set forth herein.

      NOW THEREFORE, for Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.           Consent to API Disposition.  Notwithstanding the provisions of Section 10.2.10 of the Loan Agreement and the definition of Permitted Asset Disposition set forth in the Loan Agreement, Agent and Lenders hereby consent to the API Asset Disposition and agree to execute a release of Agent's security interest in and Liens upon the API Assets, subject to Borrowers' satisfaction of the conditions precedent set forth in Section 2 of this letter agreement.

      2.           Conditions Precedent.  Agent's and Lenders' consent to the API Asset Disposition and agreement to release their Liens upon the API Assets shall be subject to satisfaction of the following conditions precedent: (a) both before and after giving effect to the consummation of the API Disposition, no Default or Event of Default exists, and Availability is not less than $25,000,000; (b) not less than 10 days prior to the consummation of the API Disposition (or such lesser period of time to which Agent, in its discretion, may agree in writing), Borrowers deliver to Agent draft copies of the purchase agreement and other material agreements anticipated to be executed or delivered in connection with the API Disposition (the "Transaction Documents"); (c) the API Disposition is consummated and the API Assets are transferred to the purchaser thereof on or before August 15, 2008; and (d) concurrently with the consummation of the API Disposition, Alpharma, in its capacity as Borrower Representative, delivers to Agent a release letter confirming the consummation of the API Disposition in accordance with the conditions contained in this Section 2.

     3.           Additional Covenants.  As additional consideration for Agent's and Lenders' execution and performance of this letter agreement, Borrowers hereby agree with Agent and Lenders that: (a) not less than 30 days after the consummation of the API Disposition, Borrowers shall deliver to Agent executed copies of the Transaction Documents; (b) within 60 days after the date of the consummation of the API Disposition (or such longer period to which Agent may consent in writing in its reasonable discretion), Borrowers shall repay, or cause to be repaid, all amounts owed by Alpharma (Taizhou) Pharmaceuticals Co., Ltd. in respect of the Chinese Credit Facility; and (c) the Loan Agreement shall be amended in accordance with Section 5 of this letter agreement, and Borrowers shall cause Alpharma Animal Health (Shenzhou) Co., Ltd., Alpharma Animal Health (Yantai) Co., Ltd., and Alpharma Animal Health (Beijing) Trading Co., Ltd. to execute and deliver

Alpharma Inc., et al.
February 6, 2008

__________________

to Bank of America Shanghai or the applicable Affiliate of BofA such documents, agreements or instruments as may be reasonably requested by Bank of America Shanghai or such other Affiliate of BofA to evidence the amendments to the Chinese Credit Facility contemplated thereby.  Borrowers agree that the violation of any covenant set forth in this Section 3 shall constitute an Event of Default.

4.           Form of Release.  Agent's release of its security interests in and Liens upon the API Assets shall be effected by a partial release of the API Assets from the collateral described in the following UCC-1 financing statements, which partial releases will be in the form attached hereto as Exhibit C:

Debtor Name	Jurisdiction	File No.	File Date
Alpharma Inc.	Cook County, Illinois	0530418057	10/31/05
Alpharma Inc.	Boulder County, Colorado	2734074	11/1/05
Alpharma Inc.	Delaware Secretary of State	5287754 7	9/16/05
Alpharma Inc.	Quebec, Canada	200510111582818627600	10/26/05
Alpharma Inc.	Alberta, Canada	05101127644	10/11/05
Alpharma Inc.	Ontario, Canada	619596594

Borrowers will assume sole responsibility for the costs of such filings.  In addition, promptly upon Agent's receipt of Borrowers' reasonable written request therefor, Agent agrees to prepare and file, at Borrowers' expense, such other UCC partial releases and other lien termination statements as may be necessary to reflect of record the release of Agent's liens upon the API Assets.

5.           Amendments to Loan Agreement.  Upon repayment of amounts outstanding in respect of the Chinese Credit Facility in accordance with Section 3(b) of this letter agreement (but in any event, within 60 days after the consummation of the API Disposition, or such longer period of time to which Agent may consent in writing in its reasonable discretion), the Loan Agreement shall be deemed amended by deleting the definitions of "Chinese Credit Facility Reserve" and "Chinese Credit Facility" contained in Section 1.1 of the Loan Agreement and by substituting the following new definitions, respectively, in lieu thereof:

Chinese Credit Facility Reserve - such reserves as may be established from time to time by Agent (i) at any time that Availability is less than $35,000,000 and as determined by Agent in its reasonable credit judgment or (ii) if at the time of or after giving effect to any payment under the New Senior Notes, Availability is or would be less than $35,000,000, and such reserves may reflect the outstanding principal amount of the Chinese Credit Facility plus all accrued interest thereon and fees payable under the terms of the Chinese Credit Facility, all as determined by Agent.

Chinese Credit Facility - a $10,600,000 credit facility provided to Alpharma China by Bank of America Shanghai or another Affiliate of BofA.

Alpharma Inc., et al.
February 6, 2008

__________________

6.           No Other Consent or Release.  The consent contained herein shall not be deemed a waiver of any provision of the Loan Agreement (other than Section 10.2.10 thereof, in connection with the API Disposition as set forth herein) or a consent to any transaction other than the API Asset Disposition on the terms set forth herein.  Except for the release by Agent of its security interest in the API Assets as expressly set forth herein, Agent and Lenders shall retain all of their liens upon, security interests in and claims to all other property of Borrowers or any other Person that secures the whole or any part of the Obligations.

7.           Acknowledgments and Stipulations; Representation and Warranties. By its signature below, each Borrower hereby (a) ratifies and reaffirms the Obligations, each of the Loan Documents to which such Borrower is a party and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents to which such Borrower is a party; (b) acknowledges and stipulates that (i) the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) all of the Obligations of such Borrower are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); and (c) represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this letter agreement, that (i) the execution, delivery and performance of this letter agreement has been duly authorized by all requisite corporate or limited liability company action on the part of such Borrower, and (ii) all of the representations and warranties made by such Borrower in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent that any such representation or warranty is stated to relate to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date.

8.           Expense Reimbursement.  Borrowers jointly and severally agree to reimburse Agent for all costs and expenses (including legal fees) incurred by Agent in connection with the preparation of this letter and the exhibits hereto and the consummation of the transactions herein described.

9.           Miscellaneous.  This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Each Borrower acknowledges and agrees that, except as otherwise expressly provided in this letter agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.

[Remainder of page intentionally left blank;
signatures begin on following page.]

The parties hereto have caused this letter agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

Very truly yours,

BANK OF AMERICA, N.A.,
as Agent and a Lender

By:	/s/ John M. Olsen
Name: John M. Olsen
Title: Senior Vice President

DNB NOR BANK ASA, as a Lender

By:	/s/ Philip F. Kurpiewski
	Name:	Philip F. Kurpiewski
	Title:	Senior Vice President

By:	/s/ Henrik Asland
	Name:	Henrik Asland
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Gordon Wilkins
	Name:	Gordon Wilkins
	Title:	Vice President

[Signatures continue on following page.]

Consent Letter Regarding Disposition of API Division

BORROWERS:

ALPHARMA INC.

By:	/s/ Jeffrey S. Campbell
Jeffrey S. Campbell, Executive Vice
President and Chief Financial Officer

ALPHARMA OPERATING CORPORATION

By:	/s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

ALPHARMA U.S. INC.

By:	/s/ Thomas J. Spellman, III
Thomas J. Spellman, III, Secretary

[CORPORATE SEAL]

ALPHARMA EURO HOLDINGS INC.

By:	/s/ Christopher Towner
Christopher Towner, Secretary

ALPHARMA (BERMUDA) INC.

By:	/s/ Christopher Towner
Christopher Towner, Secretary

[Signatures continued on following page.]

Consent Letter Regarding Disposition of API Division

ALPHARMA USHP INC.

By:	/s/ Christopher Towner
Christopher Towner, Secretary

ALPHARMA ANIMAL HEALTH
COMPANY

By:	/s/ Jeffrey S. Campbell
Jeffrey S. Campbell, Vice President and
Treasurer

MIKJAN CORPORATION

By:	/s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

ALPHARMA HOLDINGS INC.

By:	/s/ Christopher Towner
Christopher Towner, Secretary

ALPHARMA SPECIALTY PHARMA INC.

By:	/s/ Christopher Towner
Christopher Towner, Secretary

PUREPAC PHARMACEUTICAL
HOLDINGS, INC.

By:	/s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

[Signatures continued on following page.]

Consent Letter Regarding Disposition of API Division

ALPHARMA PHARMACEUTICALS LLC

By:	/s/ Ronald Warner
Ronald Warner, President and
Chief Executive Officer

BARRE PARENT CORPORATION

By:	/s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

 Consent Letter Regarding Disposition of API Division